Exhibit 10.28

AMENDMENT NO. 6 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)

THIS AMENDMENT No. 6 is executed this 19th day of December 2019, and effective as 4 November 2019, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).
WITNESSETH:
WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the “Original SERP”);
WHEREAS, the name of the Company was changed to ENSCO International Incorporated;
WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the “ENSCO Supplemental Executive Retirement Plan,” and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;
WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;
WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;
WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposed new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;
WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), effective January 1, 2005;
WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;
WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;
WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;
WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, approved Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 4, 2009;
WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on November 2, 2009, approved Amendment No. 2 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on November 3, 2009;
WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 3 to the 2005 SERP, as amended and restated January 1, 2005, on December 22, 2009;
WHEREAS, each issued and outstanding American depositary share ("ADS") (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc, now named Valaris plc and with a nominal value of US$0.40 per share, (each a "Valaris UK Share")) was converted into the right to receive a Valaris UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the "Termination Date");
WHEREAS, the Board, upon recommendation of the Committee, by its unanimous written consent approved Amendment No. 4 to the amended and restated 2005 SERP, effective as of the Termination Date in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on the Termination Date will be converted into one Valaris UK Share, and (B) the references to "Ensco ADS fund" in Section 7.2 of the amended and restated 2005 SERP shall thereafter be read and considered to be references to the "Ensco UK Stock fund," and (ii) make such other conforming changes to the amended and restated 2005 SERP as determined necessary;
WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on 20 May 2013, approved Amendment No. 5 to the amended and restated 2005 SERP, during a regular meeting held on 21 May 2013;
WHEREAS, the Compensation Committee of the Board of Directors of Valaris plc, the parent of the Company, pursuant to its delegated authority under its charter approved Amendment No. 6 to the amended and restated 2005 SERP during a regular meeting held on 4 November 2019; and
WHEREAS, the Company now desires to adopt this Amendment No. 6 to the amended and restated 2005 SERP in order to freeze the amended and restated 2005 SERP as to the entry of new participants effective as of 4 November 2019 and as to future deferrals and contributions thereunder effective as of 1 January 2020 and to make certain other conforming changes to reflect recent changes in the name of Ensco UK and its Class A ordinary shares.
NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and in accordance with Section 10.1 of the amended and restated 2005 SERP, the Company hereby adopts the following Amendment No. 6 to the amended and restated 2005 SERP, effective as of 4 November 2019:

1.	A new sentence is added to the end of Section 3.1 of the amended and restated 2005 SERP to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, no Employee who, as of 4 November 2019, was not a Participant in the Plan shall be eligible to participate in the Plan.”

2.	A new Section 4.7 is hereby added to the amended and restated 2005 SERP to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, no contributions or deferrals, including Automatic Deferrals, Basic Deferrals, Discretionary Deferrals, Matching Contributions, and Employer Discretionary Contributions, shall be credited under the Plan on or following 1 January 2020. Each Participant shall continue to accrue earnings and losses on and to vest in Deferred Compensation, Employer Discretionary Contributions and Matching Contributions credited to such Participant’s Account prior to such date in accordance with the terms of the Plan.”

3.	All references to “Ensco UK” shall refer to “Valaris plc” and all references to an “Ensco UK Shares” shall refer to a Class A ordinary shares of Valaris plc, par value $0.40 per share.

4.	A new sentence is added to the end of Section 7.2 of the Plan to read as follows:

“No new investments into the Company stock fund shall be permitted under this Plan on or after 1 January 2020.”

[Signature page follows.]

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 6 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Roger C. McCartney
By: Roger C. McCartney
Title: Director